UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 17, 1998

                               ANGEION CORPORATION

             (Exact name of registrant as specified in its charter)

          Minnesota                       0-17019                41-1579150
(State or other of Incorporation)       (Commission           (I.R.S. Employer
                                        File Number)        (Identification No.)

             7601 Northland Drive, Minneapolis, Minnesota 55428-1088
               (Address of principal executive offices) (Zip Code)

                                 (612) 315-2000
              (Registrant's telephone number, including area code)

                                 Not applicable.
          (Former name or former address, if changed since last report)

                              Item 5. Other Events.

                             BUSINESS CONSIDERATIONS

            THE COMPANY IS AN FDA REGULATED BUSINESS OPERATING IN THE RAPIDLY CHANGING HEALTHCARE INDUSTRY. FROM TIME TO TIME THE COMPANY MAY REPORT THROUGH ITS PRESS RELEASES AND/OR SECURITIES AND EXCHANGE COMMISSION FILINGS, CERTAIN MATTERS THAT WOULD BE CHARACTERIZED AS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. CERTAIN OF THESE RISKS AND UNCERTAINTIES ARE BEYOND MANAGEMENT'S CONTROL. SUCH RISKS AND UNCERTAINTIES MAY INCLUDE, AMONG OTHER THINGS, THE FOLLOWING ITEMS.

            CONTINUING OPERATING LOSSES; PROFITABILITY UNCERTAIN; FLUCTUATIONS IN OPERATING RESULTS. The Company has incurred net operating losses from continuing operations in each year since its inception in 1986, due primarily to costs incurred in the research and development of the Company's products. The Company has had minimal revenue since the sale of its Angeion Medical Products division in September 1992. The Company expects to incur additional operating losses over the next few years as the Company continues to fund research and development (including clinical trials) relating to its ICDs and catheter ablation systems and invests in building its manufacturing and marketing capabilities. The Company's ability to achieve profitability is dependent, in part, upon obtaining regulatory approvals for its products and developing the capacity to manufacture and sell its products successfully. There can be no assurance that the Company will obtain the required regulatory approvals on a timely basis, if at all, or that the Company will successfully develop, commercialize, manufacture and market its products, or achieve profitability. In addition, the Company's results of operations may fluctuate significantly from quarter to quarter depending upon a number of factors, including the availability of third party reimbursement, the timing of regulatory approvals, the progress of product development and clinical trials, the extent to which the Company's products gain market acceptance, as well as the level of marketing and manufacturing costs required for the sale of the Company's products and the extent of competition in the Company's markets.

            LACK OF PMA APPROVAL; LIMITED CLINICAL REVENUES; COMPLIANCE WITH GOVERNMENT REGULATIONS. The Company's products are all classified as medical devices by the Food, Drug and Cosmetic Act (the "FDC Act"), and as such, are subject to regulation and supervision by the FDA, and to regulation by foreign governmental authorities. Medical devices are also subject to ongoing controls and regulations under the FDC Act, including registration by the manufacturer, compliance with established manufacturing practices, device tracking, record-keeping, advertising, labeling, packaging and compliance to standards. Comparable agencies in certain states and foreign countries also regulate the Company's activities. The process of complying with such regulations with respect to new products can be costly and time-consuming. FDA requirements for both the Company's ICD and catheter ablation products require obtaining formal FDA pre-market approval ("PMA approval"). The first stage of obtaining formal FDA PMA approval is submission of an application for an Investigational Device Exemption ("IDE"). The IDE permits clinical evaluations of products on human subjects under controlled experimental conditions by designated qualified medical institutions. To obtain an IDE, approval of the investigational plan for the applicable system is required from the institutional review board within each participating medical institution as well as from the FDA. The second stage of formal FDA PMA approval is the PMA approval application. The PMA approval application, which is submitted after extensive clinical evaluations are completed under an IDE, is a comprehensive report of all data and information obtained by the applicant throughout the product's development and testing. The FDA will grant a PMA approval if it finds that the safety and effectiveness of the product have been sufficiently demonstrated and that the product complies with all applicable regulations and standards. The FDA may require further clinical evaluation of the product, terminate the clinical studies, grant a PMA approval but restrict the number of devices distributed, or require additional patient follow-up for an indefinite period of time. Approval of the Company's PMA approval applications for its ICDs and its catheter ablation systems will depend on a wide variety of factors, many of which are outside the Company's control. Although the Company has been successfully inspected with respect to its old facilities for compliance of its operations with the FDA's current Good Manufacturing Practices ("GMP"), final approval will require an inspection by the FDA to determine whether the Company's operations at its new facilities conform with the FDA's current GMP, which is necessary to market the Company's products commercially in the U.S. Although the Company filed a PMA approval application for its SENTINEL 2000 Model and SENTINEL 2010 Model ICDs in June 1997, and has received an IDE for its SENTINEL 2010 Model and AngeCool radio frequency ("RF") catheter ablation systems in April 1997, and an IDE for the 2020 Model in February 1998, there can be no assurance that the Company will be successful in obtaining PMA approval for any of its products in a timely manner, or at all, which is necessary to market the Company's products commercially in the U.S. The Company has in the past experienced delays related to the development, testing, marketing and government approval of its products. For example, in November 1997, the Company announced a revision to its clinical trial protocol of its SENTINEL 2000 Model and SENTINEL 2010 Model ICDs and a temporary suspension of implants due to a component issue. The Company has since incorporated a new ceramic capacitor to replace the component at issue and received FDA approval in January 1998 to resume clinical implants of the revised design of the SENTINEL 2000 Model and SENTINEL 2010 Model ICDs. Delays in obtaining marketing approvals and clearances in the U.S. or recalls related to the Company's products could have material adverse effects on the Company and its operations. The Company is also subject to certain FDA regulations governing defective products and complaints about its products. The Company's products are subject to recall at any time by the FDA or the Company if it appears that use of the products could result in unwarranted health risks. The FDA has authority to inspect the Company's facilities to ensure compliance with the FDC Act and regulations thereunder. Failure to comply with these regulations could have a material adverse effect on the Company's business, financial condition and results of operations. Further, the FDA regulates the export of medical devices that have not been approved or cleared for marketing in the United States. The Company expects to export products directly to the European Union ("EU"), under the provisions of the FDA Export Reform and Enhancement Act of 1996. In certain instances, however, the Company may need to apply for export approval from the FDA.

            Until the Company receives PMA approval, the Company will be subject to FDA-imposed limitations on the number of ICD implants and catheter ablation procedures that may be performed as well as the number and location of clinical sites at which implants and procedures may be performed. As the Company approaches these limitations, it would be required to apply to the FDA for approval of additional clinical implants and procedures, but there can be no assurance that such approval will be received on a timely basis, if at all. Should it reach the limits authorized by the FDA, the Company would be unable to sell additional ICDs or conduct additional catheter ablation procedures in the U.S. until such time as PMA approval is granted, if at all, or until such time as approval for additional clinical implants or procedures is obtained. The timing of both the IDE and PMA approval review processes is unpredictable and uncertain, and the failure to obtain the necessary approvals on a timely basis would have a material adverse effect on the Company's business, financial condition and results of operations.

            Many foreign countries have similar regulatory requirements concerning the marketing of new medical devices. In January 1995, Active Implantable Medical Device Directive Standards mandated by the FDA (the "AIMDD") were fully implemented in the EU, which is intended to make EU regulatory requirements more consistent. The time required to obtain approvals required by foreign countries may be longer or shorter than that required for FDA approval and requirements for licensing may differ from FDA requirements. Under AIMDD, the Company is subject to "prior notice" of intent to conduct clinical studies in the EU. This process, similar to the FDA IDE process, requires regulatory documents and test information to be submitted to the governmental agency of each country in which the Company intends to conduct clinical studies. In order to commence commercial marketing of its products in the EU and the European Free Trade Association, the Company is required to file for a CE Mark approval. Although the Company has obtained a CE Mark for the SENTINEL 2000, 2010 2011 and 2012 Model ICDs that allows the Company to commence marketing of these products in countries that are members of the EU and the European Free Trade Association, subject to limited regulations in certain countries, there can be no assurance that the Company will be successful in obtaining CE Mark approval for any other products on a timely basis if at all, and any failure to receive or delay in receiving CE Mark approval could have a material adverse effect on the Company's business, financial condition and results of operations.

            NEED FOR ADDITIONAL FINANCING. The Company will need additional financing following completion of the offering (the "Offering") of $22,150,000
7 1/2% Senior Convertible Notes due 2003 (the "Notes") for a number of uses, including: progress with clinical trials; time and costs involved in obtaining regulatory approvals; costs involved in filing, prosecuting and enforcing patents or defending against patent infringement claims; competing technological and market developments; costs of manufacturing and marketing scale-up; and potential acquisitions of technologies or products. There can be no assurance that such additional financing would be available on acceptable terms, if at all. If additional funds are raised by issuing equity securities, further dilution to then existing stockholders may result. If adequate funds are not available, the Company may be required to delay, scale back or eliminate one or more of its research and development programs or obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish certain rights to certain of its technology, product candidates or products that the Company would not otherwise relinquish, and the failure to obtain any such additional financing would have a material adverse effect on the Company's business, financial condition and results of operations.

            UNCERTAINTY OF ADDITIONAL INVESTMENT BY SYNTHELABO; LIMITED MARKETING AND SALES RESOURCES OF ANGELLAN; DEPENDENCE UPON STRATEGIC RELATIONSHIPS. Pursuant to the Amended and Restated Investment and Restated Investment and Master Strategic Relationship Agreement ("Investment Agreement") with Synthelabo, a French health care company ("Synthelabo"), Synthelabo has agreed to purchase additional shares of Common Stock for a total additional investment of up to $15 million in the event that certain regulatory product development milestones are met. There can be no assurance that such milestones will be met or, even if they are met, that Synthelabo will fund these investments in a timely manner, if at all. In addition, pursuant to the Manufacturing and Supply Agreements with ELA Medical, S.A., a subsidiary of Synthelabo ("ELA Medical") and Angellan Medical Systems, LLC ("Angellan"), a U.S.-based joint venture company formed by the Company and ELA Medical, Inc., another subsidiary of Synthelabo, which were entered into in connection with the Investment Agreement with Synthelabo, the Company has committed to certain obligations with respect to the exclusivity of marketing of its ICD products in certain territories. In the event that such arrangements are not successful, the Company may be restricted in its ability to enter into alternative marketing arrangements during the term of these agreements. Although these agreements obligate ELA Medical and Angellan to use their best efforts to market and promote the ICD products of the Company, there can be no assurance that such efforts will be put forth or will be successful. These agreements also provide for transfer prices to be established for future ICD and related products based upon good faith negotiations between the parties. There can be no assurance that such transfer prices would be sufficient to allow the Company to operate profitably. While there are certain minimum purchase obligations to maintain exclusivity in the case of the Manufacturing and Supply Agreement with ELA Medical, there can be no assurance that these minimum obligations will be adequate or will be achieved. With respect to the Angellan joint venture, while there are obligations for both the Company and ELA Medical to fund this joint venture and to cooperate in the control of this joint venture, there can be no assurance that such funding will occur or will be adequate, or that the joint venture will able to operate successfully in the event of an unresolved dispute between its owners. Any significant problems pursuant to the agreements with Synthelabo or ELA Medical could have a material adverse effect upon the Company's business, financial condition and results of operations.

            The Company expects that the majority of its sales will be made pursuant to manufacturing and supply agreements that the Company has entered into with (i) Angellan, the joint venture which has been granted exclusive rights to have ICD and certain other products manufactured by the Company for sale in the U.S., and (ii) ELA Medical which has been granted exclusive rights to have ICD and certain other products manufactured by the Company for sale in certain territories. The Company's ability to sell its products successfully will depend substantially on the marketing capabilities of ELA Medical and Angellan. In recent years there has been significant consolidation among medical device suppliers as the major suppliers have attempted to broaden their product lines in order to respond to cost pressures from health care providers. This consolidation has made it increasingly difficult for smaller suppliers, such as the Company, to effectively distribute their products without a relationship with one or more of the major suppliers. The sales and marketing organizations of ELA Medical and those of Angellan are substantially smaller than the sales and marketing organizations of certain of the Company's competitors and there can be no assurance that these organizations will be able to compete effectively with the Company's larger competitors.

            It is the objective of the strategic relationship with ELA Medical to allow both ELA Medical and Angellan to market an array of products in the field of cardiac rhythm management in order to compete effectively with these larger competitors. There can be no assurance that this objective will be met, or that ELA Medical will have competitive and timely bradycardia pacemakers and other related products to meet this objective. In addition, as Angellan is a joint venture, there can be no assurance that Angellan will be in a position to accomplish the marketing and sales objectives intended by the Company.

            ISSUANCE OF ADDITIONAL SHARES AND WARRANTS TO SYNTHELABO. The Investment Agreement with Synthelabo provides that, if the Company issues and sells additional shares of its Common Stock (or securities convertible thereinto) during a specified period after the initial $15 million investment installment (the "Initial Installment") at a price that is less than a specified price per share (the "Initial Reference Price"), then the Company would be required to issue to Synthelabo a number of additional shares of its Common Stock as anti-dilution protection.

            The Investment Agreement also provides that if the fifteen-day average closing price over a specified period for the Company's Common Stock is less than $5.125 per share during a predetermined reset period after the Initial Installment, the Company shall issue to Synthelabo an additional number of shares of Common Stock (the "Supplemental Shares") based upon a predetermined formula price that involves a premium to the market price for the Common

Stock at the time (the "Market Formula Price"). The Company shall also issue to Synthelabo additional warrants to purchase Common Stock in an amount equal to sixty percent of the number of Supplemental Shares (the "Supplemental Warrants"), with such Supplemental Warrants to have an exercise price equal to the Market Formula Price, to be exercisable at any time prior to expiration of the Initial Installment Warrants. Further, if Supplemental Warrants are issued, the exercise price and number of the Initial Installment Warrants will be reset based upon the exercise price of such Supplemental Warrants. To the extent that the average closing price over a specified period of the Common Stock during the predetermined reset period is less than $5.125 per share, the Company may be required to issue to Synthelabo additional shares of Common Stock to satisfy the pricing provision, resulting in dilution to holders of Common Stock. A comparable issuance of additional warrants and an adjustment to the exercise price of the warrants held by Synthelabo would also be required.

            The Investment Agreement also provides that Synthelabo shall invest up to $15 million (in subsequent installments of $5 million each, each a "Subsequent Installment") upon the achievement of certain regulatory product milestones. For each such Subsequent Installment, the Company would issue Common Stock at a price (the "Applicable Price") equal to a premium to the then current market price of the Common Stock. In connection with each Subsequent Installment of Common Stock purchased, Synthelabo will also receive warrants to purchase a number of shares of Common Stock equal to 60% of the number of shares of Common Stock acquired in such installment with an exercise price equal to the Applicable Price for such installment. Although the Company will receive compensation for Common Stock purchased at each Subsequent Installment, the total number of shares of Common Stock to be issued by the Company to Synthelabo is dependent upon the Applicable Price, and in the event that the Applicable Price for one or more of the Subsequent Installments is below $5.125 per share, the total number of shares of Common Stock and warrants issued by the Company for such Subsequent Installments could be greater than the number of shares of Common Stock and warrants purchased by Synthelabo in the Initial Installment.

            IMPACT OF COMPETITION. Competition in the ICD market is intense. Although the Company's ICDs also compete with alternative treatments such as drug therapy, open heart surgery and catheter ablation, the Company believes that ICD manufacturers currently constitute its primary competition. Four companies (Medtronic, Inc. ("Medtronic"), Cardiac Pacemakers, Inc. ("CPI"), a division of Guidant Corporation ("Guidant"), Sulzer Intermedics, Inc. ("Intermedics"), a wholly-owned subsidiary of Sulzer Medica, and Ventritex, Inc. ("Ventritex"), a wholly-owned subsidiary of St. Jude Medical, Inc. ("St. Jude Medical")) have obtained PMA Approval for products in the ICD market and currently control virtually all of the U.S. market. Furthermore, each of these companies has greater financial, manufacturing, marketing, distribution and technical resources and greater name recognition than the Company.

            The Company believes, based upon industry analyses and attendance by management at industry meetings, that its product pipeline of ICDs offers the smallest and most technologically advanced ICDs currently either in clinical studies or market approved. Competitors of the Company, however, many of whom have greater financial and technical resources than the Company, are developing and conducting human clinical studies of ICDs with certain comparable features.

            Any ICD product developed by the Company that gains regulatory approval will have to compete for market acceptance and market share. The timing of market introduction of competitive products could adversely affect the competitiveness of the Company's products. Accordingly, the relative speed with which the Company can develop ICD products, complete clinical testing and the regulatory approval process and supply commercial quantities of the product to the market are expected to be important competitive factors. The Company expects that competition in the ICD market will be based on many factors, including device size and weight, longevity, ease of programmability, ability to provide diagnostic capability, product reliability, physician familiarity with the device, patent protection, sales and marketing capability, third-party reimbursement policies, reputation and price. There can be no assurance that FDA approval will be obtained for the Company's ICDs, that competitors will not introduce new products with similar features or that the market will accept the Company's ICDs.

            Although catheter ablation offers a potential cure, rather than a treatment, of ventricular tachycardia ("VT"), catheter ablation technologies must nonetheless compete with drug therapy, open heart surgery and ICDs. A number of companies, certain of which have significantly greater resources than the Company, have developed RF catheter ablation devices to treat supraventricular tachycardia ("SVT"). There can be no assurance that competitors of the Company will not be able to develop and introduce cardiac ablation systems more quickly than the Company or systems that may be more effective in treating SVT and VT than the Company's catheter ablation systems. In addition, there can be no assurance that the Company's catheter ablation systems will receive FDA approval or, if approved, that the market will accept such systems. In addition, catheter ablation technologies also compete with drug therapy. While historically drug therapy has had limited effectiveness and caused adverse side effects, new drugs under development may offer improved treatment outcomes which could have a material adverse effect on the ICD market generally and on the Company's business, financial condition and results of operations.

            IMPORTANCE OF INTELLECTUAL PROPERTY PROTECTION. Patents and trademarks are critical in the medical device industry, and the Company believes strongly in protecting its intellectual property and has a long history of obtaining patents, when available, in connection with its research and product development programs. As of March 1, 1998, the Company had a portfolio of approximately 150 patents and patent applications consisting of 90 U.S. issued patents, 17 U.S. patents which have been allowed but have not yet been issued, 13 U.S. patent applications pending, two foreign patents issued, 24 foreign patent applications pending, and additional U.S. patent applications in preparation relating to its research and development products. The Company also owns certain registered trademarks, and has applied for other trademarks in the U.S. and certain foreign countries, there can be no assurance, that patents and trademarks will be granted in the future, or that any patents and trademarks that the Company now holds or may be granted, or under which it has held license rights, will be valid or otherwise be of value to the Company. Even if the Company's patents and trademarks are valid, others may be able to introduce non-infringing products that are competitive with those of the Company. Competitors of the Company may also hold or be granted patents that are not licensed to the Company.

            The Company conducts ongoing evaluations of potential infringement of any proprietary rights of third parties by the products the Company intends to market. Regardless of the Company's efforts to evaluate the potential infringement of any proprietary rights of third parties, however, there can be no assurance that such infringements do not exist or may not arise in the future. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry, particularly in the ICD market, and the Company is currently engaged in patent litigation with CPI. Litigation, which could result in substantial cost to and diversion of effort by the Company, may be necessary to enforce patents issued to or licensed by the Company, to protect trade secrets or know-how owned by the Company, to defend the Company against claimed infringement of the rights of others, and to determine the scope and validity of the proprietary rights of others. Adverse determinations in litigation could subject the Company to significant liabilities to third parties or could require the Company to seek licenses from third parties.

            In November, 1996, the Company was advised of the results of an arbitration between Pacesetter, Inc. ("Pacesetter"), a wholly-owned subsidiary of St. Jude Medical, and Medtronic concerning a purported sublicense of certain of the Company's patents by Pacesetter to Medtronic. This arbitration arose under a 1992 cross-license between Medtronic and Pacesetter and under a provision of the 1993 license agreement between Pacesetter and the Company which purported to give Pacesetter certain rights to sublicense certain of the Company's patents. Because the Company was not a party to the arbitration, the Company did not have an opportunity to present its arguments in this matter and therefore does not consider itself to be bound by the results of the arbitration. The Company has notified both Pacesetter and Medtronic that it disputes the entire matter. The inability of the Company to be successful in maintaining its position in this matter could have a material adverse effect on the Company in its ability to obtain a satisfactory resolution of this matter with both Pacesetter and Medtronic.

            The Company has an ongoing patent lawsuit against CPI which was begun in 1996 and is expected to be tried by the end of 1998. The Company's lawsuit involves four U.S. patents of the Company which have been asserted against certain ICD devised manufactured by CPI. These four patents relate to inventions by the Company with respect to reduced capacitance of the high voltage capacitors in an ICD, decreased size of the ICD and the ability to use the housing of the ICD as an electrode in combination with a subcutaneous electrode, It is not known whether the Company's lawsuit against CPI will be successful and, if so, what damages or other outcomes may result. The inability of the Company to prevail in the lawsuit could result in one or more of the patents of the Company being declared invalid, unenforceable or not infringed, which could have a material adverse affect on the ability of the Company to obtain a satisfactory resolution of this matter, if at all, with CPI, as well as to obtain satisfactory resolutions with other competitors in the industry.

            The Company has recently been notified by CPI that certain unspecified models of the Company's SENTINEL ICD product line infringe four U.S. patents assigned to Michel Mirowski and sublicensed to CPI. The Company does not believe that its products infringe any valid and enforceable patents of third parties to which the Company does not have access by means of licenses or otherwise. Under the exemption of 35 U.S.C. Section 271(e), the Company is protected against charges of infringement for products used in clinical trials until such time as those products receive PMA approval. The Company has responded to CPI, and has engaged outside patent counsel to review the allegations and provide further legal advice. Given the litigious nature of this industry, it is anticipated that CPI may file a lawsuit asserting one or more of these patents against the Company. In the event that such a lawsuit is filed by CPI, the Company believes that it is not possible for CPI to move for any kind of preliminary injunction and it is expected that the case would not be tried before the end of 1999. Despite the Company's position, it is not known whether a lawsuit by CPI against the Company would be successful and, if so, what damages or other outcomes may result. The outcome of both the Company's lawsuit against CPI and any potential lawsuit by CPI against the Company could have a significant material impact on the Company.

            Although patent and intellectual property disputes in the medical device area have often been settled through licensing agreements or similar arrangements, costs associated with such arrangements may be substantial, and there can be no assurance that necessary licenses would be available to the Company on satisfactory terms if at all. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent the Company from manufacturing and selling its products, which would have a material adverse effect on the Company's business, financial condition and results of operations.

            The Company also relies on trade secrets and proprietary know-how, which it seeks to protect, in part, through confidentiality agreements with employees, consultants and other parties, as well as contractual exclusivity with certain suppliers. There can be no assurance, however, that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to or independently developed by competitors.

            NEED FOR MARKET ACCEPTANCE. Market acceptance of the Company's products will depend, in part, on the therapeutic capabilities and operating features of its products as compared to competing products, the Company's ability to convince the medical community of the clinical efficacy of its products and its ability to manufacture quality products in sufficient quantities. Failure of the Company's products to gain market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations. Although the markets for the Company's products are expected to grow, there can be no assurance that the Company will participate in such growth.

            DEPENDENCE ON SENIOR MANAGEMENT AND OTHER KEY PERSONNEL. The Company's success depends largely on its senior management and other key personnel. Competition for qualified personnel with sufficient and relevant experience in the medical device industry is intense. Accordingly, the loss of the services of such individuals, or the inability to hire additional key individuals as required, could have a material adverse effect on the Company, including its current and future product development efforts. The Company maintains a $2.0 million key-person life insurance policy on Whitney A. McFarlin, its Chairman, President and Chief Executive Officer.

            DEPENDENCE ON THIRD PARTY VENDORS. The Company relies on third party vendors for certain of the components used in the Company's products and for certain contract manufacturing services. A number of significant components, such as capacitors, batteries, integrated circuits and lead systems, are purchased from sole source suppliers. For certain components and manufacturing services, there are relatively few sources of supply, and establishing additional or replacement suppliers for such components or services cannot be accomplished quickly. In addition, each supplier and each component must be qualified with the FDA, and the time required for such qualification may be lengthy. Although the Company tries to maintain sufficient quantities of inventory of such components to minimize production delays or interruptions, there can be no assurance that the Company will find suitable alternatives at reasonable prices, if at all, or that any such alternatives will remain available to the Company. The Company's inability to obtain acceptable components in a timely manner or find and maintain suitable replacement suppliers of components or manufacturing services would have a material adverse effect on the Company, including its ability to manufacture its products.

            LIMITED MANUFACTURING EXPERIENCE. To date, the Company's products have been manufactured in limited quantities for clinical testing purposes and have not been manufactured on a significant commercial scale. As a result, there can be no assurance that the Company will not encounter difficulties in scaling up its manufacturing capabilities, including problems involving production yields, quality control, component supply and shortages of qualified manufacturing personnel. Any significant manufacturing difficulties could have a material adverse effect on the Company.

            POSSIBLE OBSOLESCENCE DUE TO TECHNOLOGICAL CHANGE. The medical device industry is subject to rapid technological innovation and, consequently, the life cycles of medical devices tend to be relatively short, typically eighteen months to three years. The Company is engaged in a field characterized by extensive research and development efforts. There can be no assurance that alternative treatments or other discoveries and developments with respect to ICDs or catheter ablation systems will not render the Company's products obsolete. The greater financial and other resources of many of the Company's competitors may permit such competitors to respond more rapidly than the Company to technological advances.

ADJUSTMENT OF PRICE OF SECURITIES. The conversion price of the Notes is subject to various antidilution adjustments. The conversion price of the Notes shall also be reduced on a specified date to equal the lower of (a) the previously applicable exercise price or (b) the Market Price (as defined in the indenture entered into pursuant to the Offering (the "Indenture")) for the Company's Common Stock on a specified date; provided, however, that in no event shall the conversion price be reduced to less than $1.5258.

            The number of shares of Common Stock issuable upon exercise of, and exercise price of, warrants issued to HSBC Securities, Inc. and Prudential Securities, Incorporated (the "Placement Agent Warrants") in connection with the Offering is subject to various antidilution adjustments. The exercise price shall also be reduced on a specified date to equal the lower of (a) the previously applicable exercise price or (b) the Market Price for the Company's Common Stock on a specified date; provided, however, that in no event shall the exercise price be reduced to less than $1.5258.

            The number of shares of Common Stock issuable upon exercise of, and exercise price for the remaining warrant (the "Rose Glen Warrant") issued to RGC International Investors, LDC ("Rose Glen") in connection with the Company's bridge financing transaction with Rose Glen will be reset to the lower of (i) $3.86 per share and (ii) 125% of the average of the closing bid prices of the Common Stock over the five trading days ending on a specified date. The exercise price of the Rose Glen Warrant is also subject to various antidilution adjustments.

            The foregoing adjustments to the Notes, the Placement Agent Warrants and the Rose Glen Warrant could have an impact upon the price of the Company's Common Stock and could result in dilution to existing holders and holders of the shares of Common Stock issuable upon conversion of the Notes, the Placement Agent Shares, the shares issued to Perpetual Growth Advisors in connection with the Rose Glen bridge financing transaction and any related additional shares issuable upon conversion of the Notes and exercise of the Placement Agent Warrants and the Rose Glen Warrant as a result of adjustment to the conversion price and exercise price thereof, respectively.

            PRODUCT LIABILITY AND POTENTIAL INSUFFICIENCY OF PRODUCT LIABILITY INSURANCE. The testing, manufacturing, marketing and sale of medical devices involves risk of liability claims and product recalls. The Company has in the past experienced difficulties related to the development, testing and government approval of its products. For example, in November 1997, the Company announced a revision to the clinical trial protocol of its SENTINEL 2000 Model and 2010 Model ICDs and a temporary suspension of clinical implants due to a component issue. The Company has since incorporated a new ceramic capacitor to replace the component at issue and received FDA approval in January 1998 to resume clinical implants of its SENTINEL 2000 Model and 2010 Model ICDs. The Company's products are highly complex and some are, or will be, used in medical procedures and in situations where there is a potential risk of serious injury, adverse side effects or death. As a result, the Company currently carries product liability insurance covering its products with policy limits per occurrence and in the aggregate which the Company has deemed to be sufficient. It cannot be predicted, however, whether such insurance is sufficient, or if not, whether the Company will be able to obtain such insurance as is sufficient, to cover the risks associated with the Company's business or whether such insurance will be available at premiums that are commercially reasonable. A successful claim against or settlement by the Company in excess of its insurance coverage or the Company's inability to maintain insurance in the future could have a material adverse effect on the Company's business, results of operations and financial condition.

            SUBSTANTIAL INDEBTEDNESS; EFFECT OF FINANCIAL LEVERAGE. Due to the issuance of the Notes, the Company has indebtedness that is substantial in relation to its stockholders' equity and cash flow. As of December 31, 1997, after giving effect to the Offering, the Company would have had an aggregate of approximately $22,150,000 of long-term indebtedness outstanding, representing 46% of total capitalization. As a result of the substantial indebtedness of the Company following the Offering, fixed charges of the Company are expected to exceed its earnings for the foreseeable future, and there can be no assurance that the Company's operating cash flow will be sufficient to pay interest on the Notes. In addition, the indenture for the Notes does not limit the Company's ability to incur additional indebtedness, other than secured indebtedness, such secured indebtedness not to include secured indebtedness pursuant to one or more bank credit agreements. The leveraged nature of the Company could limit the ability of the Company to effect future financings or may otherwise restrict the Company's activities. Substantial leverage poses the risk that the Company may not be able to generate sufficient cash flow to service its indebtedness, including the Notes, and to adequately fund its operations.

            The Company's leverage could have important consequences to holders of Company Common Stock, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal of and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the Company's leverage may hinder its ability to adjust rapidly to changing market conditions; and (iv) the leverage could make the Company more vulnerable in the event of a downturn in its business or in general economic conditions.

            POSSIBLE VOLATILITY OF COMMON STOCK PRICES. The market price of the Common Stock has experienced substantial fluctuations in the past and may continue to be volatile depending on news announcements or changes in general market conditions. In particular, news announcements regarding quarterly results of operations, competitive developments, product developments, litigation or governmental regulatory actions impacting the Company may adversely affect the Common Stock price.

            UNCERTAINTY OF THIRD PARTY REIMBURSEMENT AND HEALTH CARE REFORM. The Company's ability to market its products successfully in the U.S. and elsewhere will depend in part on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities (such as the Health Care Financing Administration ("HCFA"), which determines Medicare reimbursement levels), private health insurers, health maintenance organizations and other third-party payors. Payors are increasingly challenging the need for and prices of medical products and services. Payors may deny reimbursement for procedures that they deem experimental or for devices that are used other than for FDA-approved indications. Currently, HCFA does not allow Medicare reimbursement for certain kinds of products and related procedures that have not received PMA approval and for which underlying questions of safety and effectiveness have not been resolved, and certain private third-party payors have also begun denying such reimbursement. Although the Company's products are currently being reimbursed by HCFA and third-party payors, there can be no assurance that HCFA and the third-party payors will continue to reimburse such products in the future. Even if some products are approved for reimbursement, some payors may deny coverage until the procedure becomes generally accepted by the medical profession. The inability of hospitals and other providers to obtain reimbursement from third-party payors for the Company's products and related procedures would have a material adverse effect on the Company's business, financial condition and results of operations.

            The Company expects that there will be continued pressure on cost-containment throughout the U.S. health care system. Reforms may include mandated basic health care benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups and fundamental changes to the health care delivery system. The Company anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery systems and payment methodologies and public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on the Company.

            EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS. The Company is governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. These anti-takeover provisions could potentially operate to deny shareholders the receipt of a premium on their Common Stock and may also have a depressive effect on the market price of the Company's Common Stock.
Section 302A.671 generally provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved by the shareholders in a prescribed manner. A "control share acquisition" is generally defined as an acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. Section 302A.673 prohibits a public corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions. An "interested shareholder" is a person who is the beneficial owner of 10% or more of the corporation's voting stock. Reference is made to the detailed terms of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act.

            Furthermore, Section 3.5 of Article III of the Company's Restated Articles of Incorporation provides that the affirmative vote of the holders of two-thirds of the voting power of the shares entitled to vote is required for shareholder approval of a plan of merger, exchange of securities, or transfer of assets, as described in Section 302A.601 of the Minnesota Business Corporation Act. In addition, the Company has adopted a Shareholder Rights Plan that may have an anti-takeover effect in that any person or group acquiring control of the Company without the consent of the Company's Board of Directors could suffer substantial dilution through operation of the Shareholder Rights Plan. The Company has also entered into agreements with certain executive officers that provide for certain benefits upon a change of control.

            YEAR 2000 COSTS. Currently, many computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company and third parties with which the Company does business rely on numerous computer programs in their day to day operations. The Company has completed a preliminary evaluation of the Year 2000 issue as it relates to the Company's internal computer systems and third party computer systems with which the Company interacts. Based on this evaluation, the Company does not expect to incur significant costs related to these issues. However, there can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. If not resolved, this issue could have a material adverse impact on the Company's operations.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ANGEION CORPORATION

                          By: /s/  Whitney A. McFarlin
                              ------------------------
                              Whitney A. McFarlin
                              President and Chief Executive Officer

Dated:  April 17, 1998